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                                                                  EX-99.14(viii)



                   [SCOTT & STRINGFELLOW, INC. LETTERHEAD]





                         CONSENT OF FINANCIAL ADVISER


        We hereby consent to the use in this registration statement on Form N-14 of our letter to the Board of Directors of Allied Capital Corporation included as Appendix E to the Joint Proxy Statement/Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement/Prospectus. In giving such consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                /s/  SCOTT & STRINGFELLOW, INC.
                                                     SCOTT & STRINGFELLOW, INC.


Richmond, Virginia
September 24, 1997